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                      [LETTERHEAD OF MOORE STEPHENS, P.C.]



                                                          July 13, 2001





Re:  OnCure Technologies Corp.


       We have read the statements under "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" included in Amendment No. 1 to Form SB-2 filed by OnCure Technologies Corp., formerly Worldwide Equipment Corp., regarding the change of auditors on February 21, 2000. We agree with such statements made regarding our firm.


                                                 Sincerely,


                                                 /s/ Moore Stephens, P.C.
                                                 MOORE STEPHENS, P. C.